Exhibit 99.2

Owl Rock Capital and Subsidiaries and Owl Rock Capital Securities LLC

Consolidated and Combined Financial Statements

INDEX TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

Consolidated and Combined Statements of Financial Condition as of March 31, 2021 (Unaudited) and December 31, 2020	F-1

Consolidated and Combined Statements of Operations for the three months ended March 31, 2021 and 2020 (Unaudited)	F-2

Consolidated and Combined Statements of Changes in Members’ Capital (Deficit) for the three months ended March 31, 2021 and 2020 (Unaudited)	F-3

Consolidated and Combined Statements of Cash Flows for the three months ended March 31, 2021 and 2020 (Unaudited)	F-4

Notes to Consolidated and Combined Financial Statements (Unaudited)	F-5

Owl Rock Capital and Subsidiaries and Owl Rock Capital Securities LLC

Consolidated and Combined Statements of Financial Condition

(Amounts in Thousands)

	March 31, 2021	December 31, 2020
	(Unaudited)
Assets
Cash and cash-equivalents	$8,564	$11,630
Due from affiliates, net	100,253	92,698
Operating lease assets	12,614	—
Other assets	27,520	17,269

Total assets	$148,951	$121,597

Liabilities
Debt obligations, net	$359,757	$356,386
Accrued compensation	181,912	207,957
Accounts payable, accrued expenses and other liabilities	62,405	58,415
Operating lease liabilities	13,175	—

Total liabilities	617,249	622,758

Commitments and contingencies (Note 9)
Members’ capital (deficit)
Members’ capital (deficit) attributed to members of Owl Rock Capital and sole member of Owl Rock Capital Securities LLC	(477,398)	(507,687)
Non-controlling interests	9,100	6,526

Total members’ capital (deficit)	(468,298)	(501,161)

Total liabilities and members’ capital (deficit)	$148,951	$121,597

The accompanying notes are an integral part of these consolidated and combined financial statements.

Owl Rock Capital and Subsidiaries and Owl Rock Capital Securities LLC

Consolidated and Combined Statements of Operations

(Unaudited)

(Amounts in Thousands)

	For the Three Months Ended March 31,
	2021	2020
Revenues
Management fees, net (includes BDC Part I fees of $28,914 and $3,927 for the three months ended March 31, 2021 and 2020, respectively)	$94,713	$36,847
Administrative, transaction and other fees	13,511	12,421

Total revenues, net	108,224	49,268
Expenses
Compensation and benefits	47,984	32,175
General, administrative and other expenses	14,860	19,220

Total expenses	62,844	51,395
Interest expense	5,858	5,894

Net income (loss) before income taxes	39,522	(8,021)
Income tax expense (benefit)	188	(46)

Net income (loss) including non-controlling interests	39,334	(7,975)
Net (income) loss attributed to non-controlling interests	80	915

Net income (loss) attributable to members of Owl Rock Capital and sole member of Owl Rock Capital Securities LLC	$39,414	$(7,060)

The accompanying notes are an integral part of these consolidated and combined financial statements.

Owl Rock Capital and Subsidiaries and Owl Rock Capital Securities LLC

Consolidated and Combined Statements of Changes in Members’ Capital (Deficit)

(Unaudited)

(Amounts in Thousands)

		Members of Owl Rock Capital
	Sole Member of Securities	Sponsor B Units	Class A Units	Non-controlling Interests	Total
Members’ capital (deficit) at December 31, 2019	$2,823	$(214,768)	$(140,811)	$2,259	$(350,497)
Contributions	—	—	—	1,868	1,868
Distributions	(500)	(9,732)	(9,693)	(176)	(20,101)
Net income (loss)	—	(3,537)	(3,523)	(915)	(7,975)

Members’ capital (deficit) at March 31, 2020	$2,323	$(228,037)	$(154,027)	$3,036	$(376,705)

Members’ capital (deficit) at December 31, 2020	$1,323	$(291,637)	$(217,373)	$6,526	$(501,161)
Contributions	—	—	—	2,654	2,654
Distributions	—	(4,572)	(4,553)	—	(9,125)
Net income (loss)	—	19,746	19,668	(80)	39,334

Members’ capital (deficit) at March 31, 2021	$1,323	$(276,463)	$(202,258)	$9,100	$(468,298)

The accompanying notes are an integral part of these consolidated and combined financial statements.

Owl Rock Capital and Subsidiaries and Owl Rock Capital Securities LLC

Consolidated and Combined Statements of Cash Flows

(Unaudited)

(Amounts in Thousands)

	For the Three Months Ended March 31,
	2021	2020
Cash flows from operating activities
Net income (loss) including non-controlling interests	$39,334	$(7,975)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation and amortization	131	230
Amortization of deferred financing costs	218	168
Non-cash lease expense	1,148	—
Changes in operating assets and liabilities:
Due from affiliates, net	(7,555)	7,635
Other assets	(10,047)	1,724
Accrued compensation	(26,045)	(17,962)
Accounts payable, accrued expenses and other liabilities	4,608	(3,927)
Operating lease liabilities	(1,205)	—

Net cash provided by (used in) operating activities	587	(20,107)
Cash flows from investing activities
Purchase of fixed assets	(295)	(15)

Net cash provided by (used in) investing activities	(295)	(15)
Cash flows from financing activities
Proceeds from debt obligations	97,898	71,570
Repayments of debt obligations	(94,745)	(31,095)
Deferred financing costs	—	(300)
Contributions	2,614	1,804
Distributions	(9,125)	(20,101)

Net cash provided by (used in) financing activities	(3,358)	21,878

Net increase (decrease) in cash and cash-equivalents	(3,066)	1,756

Cash and cash-equivalents, beginning of the period	11,630	7,343

Cash and cash-equivalents, end of the period	$8,564	$9,099

Supplemental Information
Cash paid for interest	$5,675	$5,693
Cash paid for income taxes	$230	$142

The accompanying notes are an integral part of these consolidated and combined financial statements.

Owl Rock Capital and Subsidiaries and Owl Rock Capital Securities LLC

Notes to Consolidated and Combined Financial Statements

(Unaudited)

(Amounts in Thousands, Except Where Noted)

1.	Organization and Business Description

Owl Rock Capital Group LLC (“Group” or “Parent”) is a Delaware limited liability company, headquartered in New York. Group is a leading alternative asset management firm focused on providing direct lending solutions to U.S. middle market companies (the “Business”). Prior to the formation of Group on June 6, 2018, the Business operated under Owl Rock Capital Holdings LLC (“Holdings”), a Delaware limited liability company that was formed on October 15, 2015 and which is a wholly-owned subsidiary of Group.

There are two types of equity interests in Group: Units, comprised of Class A Units and Sponsor B Units and which retain pro rata economic rights in the assets, liabilities, profits and losses of the Business, and FIC Interests, which retain pro rata economic rights in the assets, liabilities, profits and losses of certain assets (“FIC assets”), which are not assets of the Business. “Owl Rock Capital” is presented as a carve-out from Group representing the portion of Group attributable to the Business. FIC interests are not presented in the carve-out financial statements of Owl Rock Capital, as FIC assets are not assets of the Business.

Sponsor B Units are owned by an entity indirectly controlled by certain executives of Owl Rock Capital and Class A Units are held by certain third-party investors. An entity controlled by certain executives of Owl Rock Capital has the right to manage and conduct the business and affairs of Owl Rock Capital.

Owl Rock Capital Securities LLC (“Securities”) is a Delaware limited liability company formed on December 17, 2015. Securities is a broker-dealer registered with the Securities Exchange Commission (“SEC”), a member of the Financial Industry Regulatory Authority (“FINRA”) and the Securities Investor Protection Corporation (“SIPC”). Securities is wholly owned by an affiliate of Owl Rock Capital and provides distribution services to Owl Rock Capital. Owl Rock Capital, collectively with its consolidated subsidiaries related to the Business (and excluding such subsidiaries constituting FIC assets), and combined with Securities, is referred to hereafter as “Owl Rock” or the “Company”. The Company measures its financial performance and allocates resources in a single segment, which operates primarily in the United States. Accordingly, Owl Rock considers itself to be in a single operating and reportable segment structure.

On December 23, 2020, Group entered into a business combination agreement with Altimar Acquisition Corporation (“Altimar”) and Neuberger Berman Group LLC (“Neuberger”) with respect to a business combination transaction (the “transaction”) involving Owl Rock, Dyal Capital Partners (“Dyal”), a division of Neuberger, and Altimar to form “Blue Owl,” a publicly-traded alternative asset manager. Effective May 19, 2021, (i) Altimar was redomiciled as a Delaware corporation and changed its name to Blue Owl Capital Inc. (ii) the Company merged with Altimar and (iii) the Company acquired Dyal.

2.	Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated and combined (thereafter referred to as “consolidated”) financial statements have been prepared from the Parent’s historical accounting records and are presented on a stand-alone basis. The Parent owns a residual interest in proceeds from the sale of Sponsor B Units, which are not presented as part of these stand-alone consolidated financial statements and footnotes. All inter-company balances and transactions have been eliminated upon consolidation and combination. These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

The consolidated statements of operations include all revenues and costs directly attributable to Owl Rock. The consolidated statements of financial condition of Owl Rock include assets and liabilities of the Parent that are specifically identifiable or otherwise attributable to the Company. Management of Owl Rock and the Parent consider these allocations to be a reasonable reflection of the utilization of services by, or the benefits provided to Owl Rock.

Certain prior period amounts have been reclassified for consistency with the current period presentation. These reclassifications had no effect on the reported consolidated results of operations.

Owl Rock Capital and Subsidiaries and Owl Rock Capital Securities LLC

Notes to Consolidated and Combined Financial Statements

(Unaudited)

(Amounts in Thousands, Except Where Noted)

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make assumptions and estimates that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates and such differences could be material to the consolidated financial statements.

Principles of Consolidation

The Company consolidates those entities in which it has a direct or indirect controlling financial interest based on either a variable interest model or voting interest model. The Company determines whether an entity should be consolidated by first evaluating whether it holds a variable interest in the entity. Entities that are not variable interest entities (“VIEs”) are further evaluated for consolidation under the voting interest model (“VOE”).

An entity is considered to be a VIE if any of the following conditions exist: (a) the total equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated financial support, (b) the holders of equity investment at risk, as a group, lack either the direct or indirect ability through voting rights or similar rights to make decisions that have a significant effect on the success of the entity or the obligation to absorb the expected losses or right to receive the expected residual returns, or (c) the voting rights of some equity investors are disproportionate to their obligation to absorb losses of the entity, their rights to receive returns from an entity, or both and substantially all of the entity’s activities either involve or are conducted on behalf of an investor with disproportionately few voting rights.

Fees that are customary and commensurate with the level of services provided by the Company, and where the Company does not hold other economic interests in the entity that would absorb more than an insignificant amount of the expected losses or returns of the entity, would not be considered a variable interest. The Company factors in all economic interests, including proportionate interests through related parties, to determine if fees are considered a variable interest. Where the Company’s interests in funds are primarily management fees, incentive fees, and/or insignificant direct or indirect equity interests through related parties, the Company is not considered to have a variable interest in such entities.

The Company consolidates all VIEs for which it is the primary beneficiary. An entity is determined to be the primary beneficiary if it holds a controlling financial interest, which is defined as having (a) the power to direct the activities of the VIE that most significantly impact the entity’s economic performance and (b) the obligation to absorb losses of the entity or the right to receive benefits from the entity that could potentially be significant to the VIE.

The Company determines whether it is the primary beneficiary of a VIE at the time it becomes involved with a VIE and continuously reconsiders that conclusion. In evaluating whether the Company is the primary beneficiary, the Company evaluates its direct and indirect economic interests in the entity. The consolidation analysis is generally performed qualitatively, however, if the primary beneficiary is not readily determinable, a quantitative analysis may also be performed. This analysis requires judgment, including: (1) determining whether the equity investment at risk is sufficient to permit the entity to finance its activities without additional subordinated financial support, (2) evaluating whether the equity holders, as a group, can make decisions that have a significant effect on the success of the entity, (3) determining whether two or more parties’ equity interests should be aggregated, (4) determining whether the equity investors have proportionate voting rights to their obligations to absorb losses or rights to receive returns from an entity and (5) evaluating the nature of relationships and activities of the parties involved in determining which party within a related-party group is most closely associated with a VIE and hence would be deemed the primary beneficiary.

Cash and Cash Equivalents

Cash and cash equivalents of the Company include demand deposit accounts.

As of March 31, 2021 and December 31, 2020, the Company had cash balances with financial institutions in excess of Federal Deposit Insurance Corporation insured limits. The Company monitors the credit standing of these financial institutions.

Owl Rock Capital and Subsidiaries and Owl Rock Capital Securities LLC

Notes to Consolidated and Combined Financial Statements

(Unaudited)

(Amounts in Thousands, Except Where Noted)

Net Capital Requirement

As a registered broker-dealer, Securities is subject to SEC Rule 15c3-1, which requires the maintenance of minimum net capital in excess of the greater of $5 and 6.67% of aggregate indebtedness. As of March 31, 2021 and December 31, 2020, Securities’ net capital was in excess of minimum requirements.

Leases

Right-of-use assets and liabilities related to operating leases are included within operating lease assets and operating lease liabilities, respectively, in the Company’s consolidated statements of financial position. The Company adopted accounting standards update (“ASU”) 2016-02, Leases (Topic 842), as amended, on January 1, 2021 (“ASC 842”). The Company did not restate prior periods and there were no adjustments to retained earnings upon adoption of ASC 842. The Company applied the package of practical expedients permitted under the transition guidance within the new standard, including carrying forward the historical lease classification and not reassessing whether certain costs capitalized under the prior guidance are eligible for capitalization under ASC 842. The adoption of ASC 842 resulted in the recognition of $13.8 million and $14.4 million of operating lease assets and liabilities, respectively, with the net of these amounts offsetting the deferred rent credit liability in existence immediately prior to adoption.

The Company determines if an arrangement is a lease at inception. Right-of-use lease assets and lease liabilities are recognized at commencement date based on the present value of lease payments over the lease term. Right-of-use lease assets represent the Company’s right to use a leased asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. The Company does not recognize right-of-use lease assets and lease liabilities for leases with an initial term of one year or less.

As the Company’s leases do not provide an implicit rate, the Company uses its estimated incremental borrowing rate based on information available at the lease commencement date in determining the present value of lease payments. The determination of an appropriate incremental borrowing rate requires judgment. The Company determines its incremental borrowing rate based on data for instruments with similar characteristics, including recently issued debt, as well as other factors.

The operating lease assets include any lease payments made and include lease incentives. Lease terms include options to extend or terminate when it is reasonably certain that the Company will exercise that option. In addition, the Company separates lease and non-lease components embedded within lease agreements.

Lease expense for operating lease payments, which is comprised of amortization of right-of-use assets and interest accretion on lease liabilities, is generally recognized on a straight-line basis over the lease term and included within general, administrative and other expenses in the consolidated statements of operations. Amortization of right-of-use lease assets related to finance leases is included within general, administrative and other expenses and interest accretion on lease liabilities related to finance leases is included within interest expense.

Other Assets

Other assets include deferred transaction costs, deferred tax assets, fixed assets, capital contribution receivable, prepaid expenses and other. Fixed assets, consisting of furniture, fixtures and equipment, leasehold improvements, computer hardware, and internal-use software, are recorded at cost, less accumulated depreciation and amortization.

Direct costs associated with developing, purchasing, or otherwise acquiring software for internal use are capitalized and amortized on a straight-line basis over the expected useful life of the software, beginning when the software is ready for its intended purpose. Costs incurred for upgrades and enhancements that will not result in additional functionality are expensed as incurred.

Owl Rock Capital and Subsidiaries and Owl Rock Capital Securities LLC

Notes to Consolidated and Combined Financial Statements

(Unaudited)

(Amounts in Thousands, Except Where Noted)

Fixed assets are depreciated or amortized on a straight-line basis over an asset’s estimated useful life, with the corresponding depreciation and amortization expense included within general, administrative and other expenses on the Company’s consolidated statements of operations. The estimated useful life for leasehold improvements is the lesser of the remaining lease term and the life of the asset, while other fixed assets and internal-use software are generally depreciated between two and seven years. Fixed assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Direct and incremental costs incurred in connection with the Blue Owl transaction are capitalized and deferred in the consolidated statements of financial condition within other assets. These costs will be recorded as a reduction of capital when the transaction becomes effective.

Distributions

Distributions to members are determined in accordance with the Company’s operating agreements and are recorded on the payment date.

Non-controlling Interests

Non-controlling interests in consolidated subsidiaries reflect third-party investor capital in operating subsidiaries. The allocation of net income or loss to non-controlling interests is based on the relative ownership interests of the third-party investors.

Revenue Recognition

Revenues consist primarily of management fees, incentive fees and administrative and other transaction fees. Effective January 1, 2018, the Company adopted the Financial Accounting Standards Board (“FASB”) Topic 606 (“ASC 606”), Revenue from Contracts with Customers.

Pursuant to ASC 606, the Company recognizes revenue at the time of transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. Under this standard, revenue is based on a contract with a determinable transaction price and distinct performance obligations with probable collectability. Revenues cannot be recognized until the performance obligation(s) are satisfied and control is transferred to the customer.

Management Fees

Management fees are recognized over the period in which the investment management services are performed because customers simultaneously consume and receive benefits continuously over time. Payment terms and fee rates of management fees vary by fund. Management fees are generally based upon a defined percentage of average fair value of gross assets (excluding cash) or average fair value of gross assets (excluding cash) plus undrawn commitments in the case of the Company’s business development companies (“BDCs”), or fair value of gross assets (excluding cash), fair value of investments plus undrawn commitments, or invested capital in the case of the Company’s long-dated private funds (“Private Debt funds”) and separately managed accounts (“Managed Accounts”). The contractual terms of management fees vary by fund structure and investment strategy.

Management fees also include a fee based on the net investment income of the Company’s BDCs, Owl Rock Capital Corporation, Owl Rock Capital Corporation II, Owl Rock Technology Finance Corp. and Owl Rock Core Income Corp. (and should such BDC be listed in the future, Owl Rock Capital Corporation III, collectively, “BDC Part I Fees”), which are subject to performance hurdles. Such BDC Part I Fees are classified as management fees in the consolidated statements of operations as they are predictable and recurring in nature, not subject to contingent repayment and cash-settled each quarter.

Owl Rock Capital and Subsidiaries and Owl Rock Capital Securities LLC

Notes to Consolidated and Combined Financial Statements

(Unaudited)

(Amounts in Thousands, Except Where Noted)

Incentive Fees

Incentive fees earned on the performance of certain fund structures are recognized based on the fund’s performance during the period, subject to the achievement of minimum return levels in accordance with the respective terms set out in each fund’s investment management agreement. Incentive fees are realized at the end of a measurement period, typically annually. Once realized, such fees are no longer subject to reversal. The Company recognizes incentive fee revenue only when the amount is realized and no longer subject to reversal.

Administrative, Transaction and Other Fees

Administrative, transaction and other fees are comprised of fee income earned from services provided to portfolio companies, dealer manager revenue, and administrative fees reimbursed by products managed by the Company (“Owl Rock products”).

Fee income is earned for services provided to portfolio companies, which may include arrangement, syndication, origination, structuring analysis, capital structure and business plan advice and other services. The fees are recognized as income when the services rendered are completed.

Dealer manager revenue consists of commissions earned for providing distribution services to certain Owl Rock products. Dealer manager revenue is recorded on an accrual basis as earned.

Administrative fees represent expenses incurred by certain professionals of the Company and reimbursed by products managed by the Company. The Company may incur certain costs in connection with satisfying its performance obligations for investment management services or similar agreements – primarily employee travel costs – for which it receives reimbursements from its customers under the administrative agreements or similar agreements with Owl Rock products. For reimbursable travel costs, the Company concluded it controls the services provided by its employees and other parties and, therefore, is acting as principal. For reimbursable costs incurred in connection with satisfying its performance obligations for administration services, the Company concluded it does not control, with the exception of the allocable compensation and employee travel costs, the services provided by its employees and other parties and, therefore, is acting as agent. Accordingly, the Company records expenses for which it is acting as the principal on a gross basis within administrative, transaction and other fees, general, administrative and other expenses, compensation and benefits and records costs for which it is agent on a net basis within due from affiliates, net, within the consolidated statements of financial condition.

Compensation and Benefits

Compensation and benefits consist of salaries, bonuses, commissions, long-term deferral programs, benefits and payroll taxes. Compensation is accrued over the related service period and long-term deferral program awards are paid out based on the various vesting dates.

On September 15, 2020, the Company issued a special incentive award (the “Award”). The Award is determined in relation to the fair value of Owl Rock, measured by an independent third party valuation firm, was fully vested upon issuance, will be settled in cash and is subject to the terms and conditions of the Award. The Award is classified as a liability and will be remeasured at fair value, which is equal to its settlement value, each reporting period until it is settled. The Award incurred a non-cash compensation expense of $90.5 million in 2020 and it is included in compensation and benefits within the consolidated statements of operations and accrued compensation within the consolidated statements of financial condition.

On December 28, 2020, the Company entered into an agreement to convert the cash settled Award into 9.05 million restricted stock units of Blue Owl common stock upon closing of the transaction. As this modification is contingent upon the closing of the transaction, it will not be recognized until the contingency is resolved.

Owl Rock Capital and Subsidiaries and Owl Rock Capital Securities LLC

Notes to Consolidated and Combined Financial Statements

(Unaudited)

(Amounts in Thousands, Except Where Noted)

Deferred Financing Costs

The Company records expenses related to debt obligations as deferred financing costs. These expenses are deferred and evenly amortized over the life of the related debt instrument and included within interest expense within the consolidated statements of operations. Deferred financing costs are presented on the consolidated statements of financial condition as a direct deduction from the outstanding debt obligations liability.

Income Taxes

Certain subsidiaries of the Company (the “Taxable Partnerships”) are treated as partnerships for federal income tax purposes and, accordingly, are generally not subject to federal and state income taxes, as such taxes are the responsibility of certain direct and indirect owners of the Taxable Partnerships. However, the Taxable Partnerships are subject to Unincorporated Business Tax in New York City and Connecticut at 4.00% and 6.99%, respectively (“UBT”) and other state taxes. Certain subsidiaries of the Company (the “Taxable Corporations”) are domestic and foreign corporations. Depending on the domicile of the Taxable Corporations, their income is subject to either U.S. federal, state and local income taxes or foreign income taxes (for which a foreign tax credit can generally offset U.S. corporate taxes imposed on the same income).

The Company accounts for income taxes and UBT using the asset and liability method under which deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities, and their respective tax basis by applying statutory tax rates. The measurement of deferred tax assets is reduced by a valuation allowance if, based upon available evidence, it is more likely than not, that some or all of the deferred tax asset will not be realized. Interest and penalties, if any, assessed under the relevant tax law are recognized as incurred within income tax expense in the consolidated statements of operations. Based on the available evidence, the Company has determined that it is more likely than not that all deferred tax assets will be realized and that a valuation allowance is not needed as of March 31, 2021 and December 31, 2020.

The Company is required to determine whether its tax positions are more-likely-than-not to be sustained upon examination by the applicable taxing authority based on the technical merits of the position. Tax positions not deemed to meet a more-likely-than-not standard would be recorded as a tax expense in the current period. At December 31, 2020, there were no uncertain tax positions meeting the above recognition criteria. The Taxable Partnerships and the Taxable Corporations file U.S. Federal, state and local tax returns as well as foreign tax returns. Deferred tax expense (benefit) is included in the accompanying consolidated statements of operations.

New Accounting Pronouncements

The Company considers the applicability and impact of all ASUs issued. ASUs not listed below were assessed and either determined to be not applicable or expected to have minimal impact on its consolidated financial statements.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which has subsequently been amended by ASU 2018-19, ASU 2019-04, ASU 2019-05, and ASU 2019-11 (collectively, “ASU 2016-13”). The objective of the guidance in ASU 2016-13 is to allow entities to recognize estimated credit losses in the period that the change in valuation occurs. ASU 2016-13 requires an entity to present financial assets measured on an amortized cost basis on the balance sheet net of an allowance for credit losses. Available for sale and held to maturity debt securities are also required to be held net of an allowance for credit losses. The guidance is effective for fiscal periods beginning after December 15, 2022. The guidance should be applied using a modified retrospective approach. The Company is currently evaluating the impact of this guidance on its consolidated financial statements.

Owl Rock Capital and Subsidiaries and Owl Rock Capital Securities LLC

Notes to Consolidated and Combined Financial Statements

(Unaudited)

(Amounts in Thousands, Except Where Noted)

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes. The amendments in this update simplify the accounting for income taxes by removing certain exceptions to the general principles in Topic 740. The amendments also improve consistent application of and simplify GAAP for other areas of Topic 740 by clarifying and amending existing guidance. The amendments in this update related to separate financial statements of legal entities that are not subject to tax should be applied on a retrospective basis for all periods presented. The amendments related to changes in ownership of foreign equity method investments or foreign subsidiaries should be applied on a modified retrospective basis through a cumulative-effect adjustment to retained earnings as of the beginning of the fiscal year of adoption. The amendments related to franchise taxes that are partially based on income should be applied on either a retrospective basis for all periods presented or a modified retrospective basis through a cumulative-effect adjustment to retained earnings as of the beginning of the fiscal year of adoption. All other amendments should be applied on a prospective basis. ASU 2019-12 is effective for annual reporting periods beginning after December 15, 2021 and interim periods within fiscal years beginning after December 15, 2022, with early adoption permitted. The Company is currently evaluating the impact of this guidance on its consolidated financial statements.

In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform (Topic 848). The amendments in this update provide optional expedients and exceptions for applying generally accepted accounting principles to contracts, hedging relationships, and other transactions affected by reference rate reform if certain criteria are met. The temporary optional expedients and exceptions can be elected through December 31, 2022. The amendments in this update apply only to contracts, hedging relationships, and other transactions that reference the London Interbank Offered Rate (“LIBOR”) or another reference rate expected to be discontinued because of reference rate reform. An entity may elect to adopt the amendments for contract modifications as of any date from the beginning of an interim period that includes or is subsequent to March 12, 2020, or prospectively from a date within an interim period that includes or is subsequent to March 12, 2020, up to the date that the financial statements are available to be issued. An entity may elect to apply the amendments in ASU 2020-04 to eligible hedging relationships existing as of the beginning of the interim period that includes March 12, 2020 and to new eligible hedging relationships entered into after the beginning of the interim period that includes March 12, 2020. The Company is currently evaluating the impact of this guidance on its consolidated financial statements.

3.	Other Assets

Other assets consist of the following:

	March 31, 2021	December 31, 2020
	(Unaudited)
Deferred transaction costs	$15,593	$8,255
Fixed assets, net	3,520	3,356
Deferred tax assets	850	800
Contributions receivable	607	567
Other assets	6,950	4,291

Total	$27,520	$17,269

Fixed assets consist of the following:

	March 31, 2021	December 31, 2020
	(Unaudited)
Leasehold improvements	$2,133	$2,133
Furniture and fixtures	1,603	1,612
Computer equipment	730	730
Computer software	860	556

Fixed assets	5,326	5,031
Accumulated depreciation and amortization	(1,806)	(1,675)

Fixed assets, net	$3,520	$3,356

Owl Rock Capital and Subsidiaries and Owl Rock Capital Securities LLC

Notes to Consolidated and Combined Financial Statements

(Unaudited)

(Amounts in Thousands, Except Where Noted)

The depreciation and amortization expense for the three months ended March 31, 2021 and 2020 was $131 and $230, respectively, and included in general, administrative and other expenses within the consolidated statements of operations.

4.	Debt Obligations, Net

The table below summarizes outstanding debt obligations of the Company:

	March 31, 2021 (Unaudited)
	Current Maturity Date	Aggregate Facility Size	Outstanding Debt	Amount Available (1)	Net Carrying Value (2)	Interest Rate (3)
Revolving Credit Facility #1	2/28/2022	$105,000	$92,432	$10,841	$92,145	4.31%
Revolving Credit Facility #2	8/20/2021	22,000	20,981	1,019	20,953	4.31%
Term Loan	10/25/2029	250,000	250,000	—	246,659	7.60%

Total		$377,000	$363,413	$11,860	$359,757

(1)	Amount available is reduced by outstanding letters of credit.
(2)

The carrying values of the Revolving Credit Facility #1, Revolving Credit Facility #2, and Term Loan are presented net of capitalized and unamortized deferred financing costs of $287, $28, and $3.3 million, respectively.

(3)	Average interest rate noted above, excludes impact of deferred financing and unused commitment fees.

	December 31, 2020
	Current Maturity Date	Aggregate Facility Size	Outstanding Debt	Amount Available (1)	Net Carrying Value (2)	Interest Rate (3)
Revolving Credit Facility #1	2/28/2022	$105,000	$92,895	$10,377	$92,522	4.75%
Revolving Credit Facility #2	8/20/2021	22,000	17,365	4,635	17,303	4.49%
Term Loan	10/25/2029	250,000	250,000	—	246,561	7.86%

Total		$377,000	$360,260	$15,012	$356,386

(1)	Amount available is reduced by outstanding letters of credit.
(2)

The carrying values of the Revolving Credit Facility #1, Revolving Credit Facility #2, and Term Loan are presented net of capitalized and unamortized deferred financing costs of $373, $62, and $3.4 million, respectively.

(3)	Average interest rate noted above, excludes impact of deferred financing and unused commitment fees.

Deferred financing cost amortization expense for the three months ended March 31, 2021 and 2020 was $218 and $168, respectively.

Corporate Revolving Credit Facility

On April 15, 2021, a wholly-owned subsidiary of the Company, entered into a $150 million credit facility (“Corporate Revolving Credit Facility”). The maximum capacity under the Corporate Revolving Credit Facility may be increased to $200 million though our exercise of an uncommitted accordion feature through which existing and new lenders may, at their option, agree to provide additional financing.

Borrowings under the credit facility bear interest at a rate per annum equal to: (i) in the case of London Interbank Offered Rate (“LIBOR”) – based advances, LIBOR + 2.50%, or (ii) in the case of Alternate Base Rate (“ABR”) – based advances, ABR + 1.50% subject to an ABR floor of 1.00%. The ABR is determined as the greatest of: (a) Prime Rate, (b) NY Fed Bank Rate + 0.50%, and (c) LIBOR + 1.00%. The Company also pays a fee on the unused portion of the credit facility in the amount of: (i) 0.25% per annum to the extent utilization is greater than 50%, and (ii) 0.375% per annum to the extent utilization is less than 50%.

Borrowings under the credit facility are secured by a continuing interest in certain management fees, incentive fees and other fees or distributions.

Owl Rock Capital and Subsidiaries and Owl Rock Capital Securities LLC

Notes to Consolidated and Combined Financial Statements

(Unaudited)

(Amounts in Thousands, Except Where Noted)

Revolving Credit Facility #1

On February 22, 2017, Owl Rock entered into a $10 million credit facility (“Revolving Credit Facility #1”). On March 12, 2018, the credit facility was amended to, among other things: (i) increase facility size to $36.5 million, (ii) extend the maturity date to February 28, 2022, (iii) reduce the LIBOR — based rate from LIBOR + 3.25% to LIBOR + 3.05% and prime rate — based rate from prime rate + 0.50% to prime rate + 0.25%, and (iv) added a letter of credit sublimit of $5 million. On December 13, 2018, the credit facility was increased to $50 million. On February 20, 2020, the credit facility was increased to $80 million. On October 30, 2020, the credit facility was increased to $105 million. In April 2021, the Company terminated Revolving Credit Facility #1.

Borrowings under the credit facility bear interest at a rate per annum equal to: (i) in the case of LIBOR — based advance, the greater of LIBOR + 3.05 % and 4.25%, or (ii) in the case of prime rate — based advance, the greater of prime rate, as published by the lending bank, + 0.25 % and 4.25%. The Company also pays fees of 0.5% and 2.0% per annum on the unused portion of the credit facility and outstanding letters of credit, respectively.

Borrowings under the credit facility are secured by a continuing interest in management fees, incentive fees and other fees or distributions.

Revolving Credit Facility #2

On February 22, 2019, Owl Rock entered into a $10 million credit facility (“Revolving Credit Facility #2”). On November 29, 2019, the credit facility was increased to $16 million. On September 14, 2020, the credit facility was increased to $22 million. In April 2021, the Company terminated Revolving Credit Facility #2.

Borrowings under the credit facility bear interest at a rate per annum equal to: (i) in the case of LIBOR – based advances, the greater of LIBOR + 3.05% and 4.25%, or (ii) in the case of the prime rate — based advances, the greater of the prime rate, as published by the lending bank, + 0.25% and 4.25%. The Company also pays a fee of 0.5% per annum on the unused portion of the credit facility.

Borrowings under the credit facility are secured by a continuing interest in management fees, incentive fees and other fees or distributions.

Term Loan

On October 25, 2019, Holdings entered into a $250 million term loan agreement (“Term Loan”). The Term Loan bears interest at a rate per annum equal to LIBOR + 6.00% and is subject to a LIBOR floor of 1.50%.

Borrowing under the Term Loan is secured by cash receipts and distributions from subsidiaries of Owl Rock.

5.	Leases

The Company primarily has non-cancelable operating leases for its headquarters in New York and its offices in New York, Greenwich, Menlo Park and London. Upon the adoption of ASC 842, the Company did not restate prior periods and therefore, comparative period ended March 31, 2020 is not presented below.

Lease Costs	Three Months Ended March 31, 2021
Operating lease costs	$1,316

Net Lease Costs	$1,316

Owl Rock Capital and Subsidiaries and Owl Rock Capital Securities LLC

Notes to Consolidated and Combined Financial Statements

(Unaudited)

(Amounts in Thousands, Except Where Noted)

Supplement Lease Cash Flow Information	Three Months Ended March 31, 2021
Cash paid for amounts included in measurement of lease liabilities:
Operating cash flows for operating leases	$1,373

Lease Term and Discount Rate	March 31, 2021
Weighted average remaining lease terms:
Operating leases	2.6 years

Weighted average discount rate:
Operating leases	5.3%

Maturity of Lease Liabilities	Operating Leases (1)
April 1 to December 31, 2021	$4,106
2022	5,424
2023	4,406
2024	77

Total lease payments	14,013
Imputed interest	(838)

Total Lease Liabilities	$13,175

(1)

The Company has future operating lease payments of $55.1 million related to leases that have not commenced that were entered into as of March 31, 2021. Such lease payments are not yet accounted for in the table above or the Company’s consolidated statements of financial condition as operating lease assets and operating lease liabilities. These operating lease payments are anticipated to commence in the fourth quarter of 2022 and continue for 10 years.

6.	Members’ Capital (Deficit)

Ownership Interests

Sponsor B and Class A Units (collectively “Units”) provide each unitholder with legal and beneficial ownership interests in, and rights and duties as a member of Owl Rock Capital, including, without limitation, the right to share in net income (loss), and the right to receive distributions.

Ownership interests of Owl Rock Capital are summarized in the following table:

	March 31, 2021 (Unaudited)		December 31, 2020
	Units	Economic Interest %	Units	Economic Interest %
Sponsor B Units	5,010,000	50.1%	5,010,000	50.1%
Class A Units	4,990,000	49.9%	4,990,000	49.9%

Total	10,000,000	100.0%	10,000,000	100.0%

Contributions

Contributions by Class A members, which are non-controlling interest holders, are made to the Company in accordance with the operating agreements and are recorded in the applicable period. During the three months ended March 31, 2021 and 2020 the Company received contributions of $2.7 million and $1.9 million, respectively.

Owl Rock Capital and Subsidiaries and Owl Rock Capital Securities LLC

Notes to Consolidated and Combined Financial Statements

(Unaudited)

(Amounts in Thousands, Except Where Noted)

Distributions

Distributions to members are determined in accordance with the Company’s operating agreements and are recorded on the payment date. During the three months ended March 31, 2021 and 2020, the Company made distributions of $9.1 million and $20.1 million, respectively.

7.	Related Party Transactions

Due from Affiliates, Net

The Company considers its professionals and non-consolidated funds to be affiliates. Due from affiliates, net consists of the following:

	March 31, 2021	December 31, 2020
	(Unaudited)
Management and BDC Part I Fees receivable	$90,648	$78,586
Payments made on behalf of and amounts due from Owl Rock products and other amounts due	9,605	14,112

Total	$100,253	$92,698

Management fees, incentive fees, and administrative fees represent revenue that is earned from the Company’s affiliates. The related accounts receivable is included within due from affiliates, net within the consolidated statements of financial condition.

Administrative fees represent allocable compensation and expenses incurred by certain professionals of the Company and reimbursed by products managed by the Company. For reimbursable expenses in which the Company is determined to be principal, during the three months ended March 31, 2021 and 2020 the Company has recorded revenue of $3.5 million and $2.8 million, respectively, within administrative, transaction and other fees on the consolidated statements of operations.

Employees and other related parties may be permitted to directly or indirectly invest in Owl Rock products alongside fund investors. Participation is limited to individuals who qualify under applicable securities laws.

Fee Waivers

The Company is party to fee waiver agreements with certain BDCs pursuant to which certain portions of management fee and BDC Part I Fee revenue are waived. The management fees and BDC Part I Fees are reported net of the fee waivers. For the three months ended March 31, 2021 the Company waived management fees in the amount of $52. For the three months ended March 31, 2020, the Company waived management fees and BDC Part I Fees in the amount of $17.4 million and $25.6 million, respectively.

Expense Support Agreement

The Company is party to expense support agreements with two of the Owl Rock products. Pursuant to these agreements, the Company may not be reimbursed for certain of its expenditures made in connection with such funds until certain profitability and cash flow thresholds of the funds are achieved (“Expense Support”). During the three months ended March 31, 2021 and 2020, Expense Support amounted to $2.3 million and $6.6 million, respectively, and is included in general, administrative and other expenses within the consolidated statements of operations. These amounts are subject to recoupment from the Owl Rock products in the event certain criteria are met. As of March 31, 2021 and December 31, 2020, Expense Support recognized during the three months ended March 31, 2021 and 2020, respectively, had not been reimbursed.

Owl Rock Capital and Subsidiaries and Owl Rock Capital Securities LLC

Notes to Consolidated and Combined Financial Statements

(Unaudited)

(Amounts in Thousands, Except Where Noted)

Aircraft and Other Services

In the normal course of business, Owl Rock makes use of aircraft owned by affiliates of Owl Rock and reimburses such affiliates for such use based on current market rates. Affiliates of Owl Rock bear all of the operating, personnel and maintenance costs associated with the aircraft, with the exception of the aforementioned reimbursements. Personal use of the aircraft is not charged to Owl Rock. The transactions described herein are not material to the consolidated financial statements.

8.	Income Taxes

The computation of the effective tax rate and provision at each interim period requires the use of certain estimates and significant judgment including, but not limited to, the expected operating income for the year, projections of the proportion of income earned and taxed in foreign jurisdictions, permanent differences, and the likelihood of recovering deferred tax assets existing as of the balance sheet date. The estimates used to compute the provision for income taxes may change as new events occur, additional information is obtained or as tax laws and regulations change. Accordingly, the effective tax rate for interim periods is not indicative of the tax rate expected for a full year.

For the three months ended March 31, 2021 and 2020, the Company recorded income tax expense (benefit) of $0.2 million and $(46), respectively. The income tax effects of temporary differences give rise to significant portions of deferred tax assets and liabilities, which are presented on a net basis. As of March 31, 2021 and December 31, 2020, the Company recorded a net deferred tax asset of $0.9 million and $0.8 million, respectively, within other assets in the consolidated statements of financial condition.

9.	Commitments and Contingencies

Indemnification Arrangements

Consistent with standard business practices in the normal course of business, the Company enters into contracts that contain indemnities for affiliates of the Company, persons acting on behalf of the Company or such affiliates and third parties. The terms of the indemnities vary from contract to contract and the Company’s maximum exposure under these arrangements cannot be determined and has not been recorded in the consolidated statements of financial condition. As of March 31, 2021, the Company has not had prior claims or losses pursuant to these contracts and expects the risk of loss to be remote.

Litigation

From time to time, the Company is named as a defendant in legal actions in the ordinary course of business. Although there can be no assurance of the outcome of such legal actions, in the opinion of management, the Company does not have a potential liability related to any current legal proceeding or claim that would individually or in the aggregate materially affect its results of operations, financial condition or cash flows.

Promissory Note Commitment

The Company was a party to an interest bearing promissory note with one of the Owl Rock products allowing it to borrow from the Company up to an aggregate of $50 million. Interest on the promissory note matched the one paid pursuant to Revolving Credit Facility #1. The unpaid principal balance and accrued interest were payable from time to time at the discretion of the Owl Rock product but immediately due and payable upon 120 days written notice by the Company. The promissory note matured on December 31, 2020.

10.	Subsequent Events

The Company evaluated subsequent events and transactions that occurred after March 31, 2021 through the date the consolidated financial statements were available to be issued. Other than described in these consolidated financial statements, the Company did not identify any subsequent events that require recognition or disclosure in the consolidated financial statements.